Exhibit 99.6

			Attachment to FORM 4

			JOINT FILER INFORMATION


Name and Address:				Bruce S. Kovner
						500 Park Avenue
						New York, New York  10022


Date of Event Requiring Statement:		11/28/07
Issuer and Ticker Symbol:			InFocus Corporation (INFS)
Relationship to Issuer:				10% Owner (1)
Designated Filer:				Caxton Associates, L.L.C.


TABLE I INFORMATION

Title of Security:				Common Stock
Transaction Date				11/28/07
Transaction Code				S
Amount of Secuirities and Price			4,217,089 at $1.51 per share
Securities Acquired (A) or Disposed of (D)	D
Amount of Securities Beneficially Owned
	Following Reported Transactions		221,111
Ownership Form:                                 I
Nature of Indirect Beneficial Ownership:        (1)

Title of Security:				Common Stock
Transaction Date				11/28/07
Transaction Code				S
Amount of Secuirities and Price			221,111 at $1.51 per share
Securities Acquired (A) or Disposed of (D)	D
Amount of Securities Beneficially Owned
	Following Reported Transactions		0
Ownership Form:                                 I
Nature of Indirect Beneficial Ownership:        (1)

Signature:			BRUCE S. KOVNER

By:	 /s/ Scott B. Bernstein
	Name:  Scott B. Bernstein
	Title:  Attorney-in-Fact